 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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NXP Semiconductors N.V.
(Name of Registrant as Specified In Its Charter)
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NXP Announces Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on June 11, 2025

EINDHOVEN, The Netherlands, May 2, 2025 - NXP Semiconductors N.V. (NASDAQ: NXPI) will hold its annual meeting of shareholders on Wednesday, June 11, 2025 at 08.45 a.m. CET at the Sheraton Amsterdam Airport Hotel and Conference Center, Schiphol Boulevard 101, 1118 BG Amsterdam, The Netherlands.

NXP has filed its definitive proxy statement and annual report with the U.S. Securities and Exchange Commission and this proxy statement and other related meeting materials are also available at nxp.com/agm. NXP intends to use the notice and access proxy distribution method and expects to distribute the notice of internet availability of proxy materials no later than May 21, 2025.

Shareholders may request paper copies of the proxy materials by sending a request to: NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) is the trusted partner for innovative solutions in the automotive, industrial & IoT, mobile, and communications infrastructure markets. NXP's "Brighter Together" approach combines leading-edge technology with pioneering people to develop system solutions that make the connected world better, safer, and more secure. The company has operations in more than 30 countries and posted revenue of $12.61 billion in 2024. Find out more at www.nxp.com.

For further information, please contact:

Investor:                                 Media:
Jeff Palmer                                 Paige Iven
jeff.palmer@nxp.com                             paige.iven@nxp.com
+1 408 205 0687                            +1 817 975 0602

NXP-CORP